Free Writing Prospectus
Filed Pursuant to Rule 433
Dated August 1, 2016
Registration Statement Nos. 333-205778 and 333-205778-03

$778+MM Toyota Auto Receivables 2016-C Owner Trust (TAOT 2016-C)
Joint Leads: MUFG (Structuring), Barclays, SocGen
Co-Managers: Commerz, TD, UniCredit

	ISSUED	OFFERED
CLASS	AMT (MM)	AMT (MM)	WAL	MDY/S&P	E.FIN	L.FIN	BENCH	LEVEL	YLD %	CPN	PX
A-2A	261.00	234.900	0.99	Aaa/AAA	1/18	1/19	EDSF	+18bps	1.007	1.00	99.99515
A-2B	111.00	99.900	0.99	Aaa/AAA	1/18	1/19	1ML	+18bps
A3	396.00	356.400	2.11	Aaa/AAA	8/19	8/20	ISwp	+23bps	1.144	1.14	99.99732
A4	96.75	87.075	3.31	Aaa/AAA	2/20	11/21	ISwp	+34bps	1.325	1.32	99.99560

DEAL SUMMARY
* EXPECTED SETTLE: August 10, 2016
* FIRST PAYMENT: September 15, 2016
* PRICING SPEED: 1.30% ABS to 5% Call
* EXPECTED RATINGS: Moody's and S&P
* ERISA ELIGIBLE: Yes
* FORMAT: SEC registered/Public
* BLOOMBERG TICKER: TAOT 2016-C
* BILL & DELIVER: MUFG
* MIN DEMONS: $1K x $1K

AVAILABLE INFORMATION
* Preliminary Prospectus and FWP (Attached)
* Intex CDI File (Attached)
* Intexnet Dealname: mittaot16c Password: 43JX

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM MUFG SECURITIES AMERICAS INC. BY CALLING 1-877-649-6848.